Exhibit 99.1

For Immediate Release
Investor Contact: Chris Meyers	Media Contact: Meredith Gremel
Executive Vice President & CFO	Vice President Corporate Affairs and Communications
(616) 878-8023	(616) 878-2830

SpartanNash Announces Fourth Quarter and Fiscal Year 2016 Financial Results

Consolidated Net Sales Increased 3.4% Despite Deflationary Environment

Reported Fourth Quarter EPS from Continuing Operations of $0.34 per Diluted Share; Adjusted Fourth Quarter EPS from Continuing Operations of $0.53 per Diluted Share

Long-Term Debt Decreased $55.7 Million in Fiscal 2016

GRAND RAPIDS, MICHIGAN – February 22, 2017 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today reported financial results for the 12-week fourth quarter and 52-week year ended December 31, 2016.

Fourth Quarter Results

Consolidated net sales for the fourth quarter increased to $1.83 billion from $1.77 billion in the prior year quarter, driven by increases in the food distribution and military segments and the timing of the New Year’s Day holiday.

Reported operating earnings were $24.6 million compared to $33.0 million in the prior year quarter. The decrease was due to restructuring and asset impairment charges, and merger integration and acquisition expenses. Similar to the prior year, the deflationary environment resulted in a positive fourth quarter LIFO benefit of $4.0 million, compared to $4.4 million in the prior year quarter. Adjusted operating earnings improved to $35.8 million from $35.4 million in the prior year quarter, despite the negative impact of food deflation in all segments. Adjusted operating earnings(1) is a non-Generally Accepted Accounting Principles (GAAP) operating financial measure. Please see the financial tables at the end of this press release for a reconciliation of each non-GAAP financial measure to the most directly comparable measure prepared and presented in accordance with GAAP.

Reported earnings from continuing operations for the fourth quarter were $12.8 million, or $0.34 per diluted share, compared to $17.2 million, or $0.46 per diluted share, in the prior year quarter. Adjusted earnings from continuing operations for the fourth quarter increased to $20.0 million, or $0.53 per diluted share, from $19.6 million, or $0.52 per diluted share, in the prior year quarter. Current year adjusted earnings from continuing operations exclude net after-tax charges of $0.19 per diluted share primarily related to asset impairment charges associated with certain underperforming retail stores, merger integration and acquisition activities mainly associated with the acquisition of Caito Foods Service (“Caito”) and Blue Ribbon Transport (“BRT”), and net restructuring gains primarily attributable to a favorable lease buyout. Prior year adjusted earnings from continuing operations exclude net after-tax charges of $0.06 per diluted share primarily related to merger integration and acquisition expenses, debt extinguishment and restructuring activities. Adjusted earnings from continuing operations(2) is a non-GAAP operating financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) were $50.8 million compared to $49.9 million in the prior year quarter, representing 2.8 percent of consolidated net sales in both years. Adjusted EBITDA(3) is a non-GAAP financial measure.

“Our fourth quarter performance was a strong finish to an equally strong fiscal 2016 as we continued to grow sales and exceed our earnings guidance despite a continued challenging deflationary environment,” stated Dennis Eidson, SpartanNash's Chief Executive Officer and Chairman of the Board. “Our results reflect the sound execution of our strategy to leverage our supply chain network in order to drive new and expanded customer supply business. We also posted our fourth consecutive quarter of improved retail comparable store sales trends as we benefited from the shift of New Year’s Day into fiscal 2017. Additionally, we announced the acquisition of Caito Foods Service, a leading supplier of fresh fruits and vegetables as well as value-added meal solutions for retailers, and Blue Ribbon Transport, which provides temperature-controlled distribution and logistics services throughout North America. We were also competitively awarded by the Defense Commissary Agency to be the exclusive worldwide supplier of private brand products to U.S. military commissaries, and we look forward to expanding on these opportunities in 2017.”

Gross profit margin for the fourth quarter was 14.2 percent compared to 14.6 percent in the prior year quarter primarily due to the mix of business operations.

Reported operating expenses for the fourth quarter were $234.6 million, or 12.8 percent of sales, compared to $225.3 million, or 12.7 percent of sales, in the prior year quarter. Fourth quarter operating expenses would have been $223.5 million, or 12.2 percent of net sales, compared to $222.9 million, or 12.6 percent of net sales in the prior year quarter, if asset impairment, restructuring, merger and acquisition, and severance charges were excluded from both periods. The decrease as a rate to sales was primarily attributable to improved operating expense leverage resulting from sales growth and the mix of business operations, partially offset by higher health care and other benefit costs.

Food Distribution Segment

Net sales for the food distribution segment increased to $838.6 million from $773.7 million in the prior year quarter primarily due to business gains from new and existing customers, as well as holiday timing, which more than offset the negative impact of deflation.

Reported operating earnings for the food distribution segment were $21.1 million compared to $22.6 million in the prior year quarter. Fourth quarter adjusted operating earnings increased to $23.9 million from $23.4 million in the prior year quarter. The higher sales and supply chain improvements in food distribution were largely offset by continued deflation, a lower deflation-related LIFO benefit compared to the prior year, and higher health care and other benefit costs. Fourth quarter adjusted operating earnings in the current and prior year exclude $2.8 million and $0.8 million, respectively, of pre-tax charges primarily related to merger integration and acquisition expenses. Adjusted operating earnings by segment(4) is a non-GAAP operating financial measure.

Military Segment

Net sales for the military segment increased to $510.4 million from $504.7 million in the prior year quarter. The increase was due to new business gains associated with the distribution of fresh products and holiday timing, partially offset by lower sales at the Defense Commissary Agency (“DeCA”) operated commissaries.

Reported operating earnings for the military segment were $3.4 million compared to $3.6 million in the prior year quarter. Adjusted operating earnings were $3.1 million compared to $3.7 million in the prior year period. Fourth quarter adjusted operating earnings exclude $0.3 million of pre-tax restructuring gains related to the sale of vacant land. The decrease in operating earnings was primarily due to higher health care costs.

Retail Segment

Net sales for the retail segment were $479.2 million in the fourth quarter compared to $489.6 million for the prior year quarter. Comparable store sales for the quarter, excluding fuel, improved to -1.2 percent from -1.8 percent a quarter ago as a 50 basis point impact as a result of the holiday shift helped mitigate the impact of ongoing deflation and continued challenging economic conditions, particularly in North Dakota. The decrease in net sales was primarily attributable to $7.7 million in lower sales resulting from retail store closures, and the negative comparable store sales, partially offset by a $2.4 million increase in sales due to higher retail fuel prices and gallons sold compared to the prior year.

Reported operating earnings in the retail segment were $0.2 million compared to $6.8 million in the prior year quarter. Adjusted operating earnings were $8.7 million compared to $8.4 million in the prior year quarter. Current year adjusted operating earnings exclude $8.5 million of net pre-tax charges primarily associated with asset impairment charges and restructuring gains. The prior year fourth quarter excludes $1.6 million of pre-tax restructuring, merger integration and acquisition costs. The increase in adjusted operating earnings was primarily attributable to cost reductions, higher fuel margins, and the closure of underperforming stores, largely offset by lower comparable store sales impacted by deflation, and higher benefit costs.

During the fourth quarter, the Company closed two stores upon lease expiration, ending the quarter with 157 corporate owned retail stores, 78 pharmacies, and 30 fuel centers.

Balance Sheet and Cash Flow

Cash flow provided by operating activities for fiscal 2016 was $154.5 million, compared to $219.5 million in the comparable period last year, decreasing primarily due to customer advances and higher inventory levels to support sales growth and the timing of working capital requirements and income tax payments.

On December 20, 2016, the Company amended its existing credit facility to provide more flexibility with certain financial covenants, including the ability to increase the size of the term loan, extend the maturity from January 2020 to December 2021, and eliminate the highest cost tier of its pricing grid.

Long-term debt and capital lease obligations, including current maturities, decreased $55.7 million to $431.1 million at December 31, 2016, from $486.8 million at January 2, 2016. Net long-term debt (including current maturities and capital lease obligations and subtracting cash) decreased $57.4 million to $406.7 million as of December 31, 2016, from $464.1 million at January 2, 2016. The Company's total net long-term debt-to-capital ratio is 0.3-to-1.0 and net long-term debt to Adjusted EBITDA is 1.8-to-1.0, which is better than the Company’s year-end goal of 2.0 times, as of December 31, 2016. Net long-term debt(5) is a non-GAAP financial measure.

Fiscal Year 2016 Results

For fiscal 2016, consolidated net sales increased $82.6 million to $7.73 billion, from $7.65 billion in fiscal 2015. The increase in net sales was primarily driven by business gains from new and existing customers in the food distribution and military segments, which more than offset the negative impact of food deflation on all segments; lower sales at the DeCA-operated commissaries; and lower sales attributable to both the decrease in comparable retail store sales and the closure of retail stores.

Reported earnings from continuing operations for fiscal 2016 were $57.1 million, or $1.52 per diluted share, compared to $63.2 million, or $1.67 per diluted share, in the prior year. Adjusted earnings from continuing operations for fiscal 2016 increased to $82.2 million, or $2.19 per diluted share, from $74.6 million, or $1.98 per diluted share, in the prior year. The increase was primarily attributable to sales growth at food distribution and lower operating expenses due in part to lower depreciation, and productivity and efficiency initiatives, which offset the negative impact of deflation in all segments. The increase was also due in part to the timing of the New Year’s Day holiday, which shifted from the fourth quarter of fiscal 2016 into the first quarter of fiscal 2017 and contributed approximately $0.03 per diluted share. Fiscal 2016 adjusted earnings from continuing operations exclude $25.1 million of net after-tax charges primarily related to restructuring and asset impairment charges associated with the Company's warehouse and retail store rationalization plan, asset impairment charges associated with certain underperforming retail stores, and merger integration and acquisition costs. Adjusted earnings from continuing operations for fiscal 2015 exclude net after-tax charges of $11.4 million, primarily related to restructuring and asset impairment charges, merger expenses and other adjusted charges.

Adjusted EBITDA for fiscal 2016 improved to $231.0 million from $229.5 million in fiscal 2015, representing 3.0 percent of net sales in each year.

For fiscal 2016, depreciation and amortization expense was $77.2 million, interest expense totaled $19.1 million, and capital expenditures were $73.4 million.

Outlook

Mr. Eidson continued, “As we look forward to 2017 and beyond, we believe we are well positioned to continue to leverage our strong business model, distribution network and balance sheet to grow sales and earnings. We expect the net long-term debt to Adjusted EBITDA ratio to be under 2.5 times by year end, excluding any new M&A activity. We have a solid pipeline of opportunities in our distribution and military channels and will continue to focus on driving growth in our retail business, primarily through the expansion of our consumer-centric merchandising and marketing programs. We expect the acquisition of Caito, which closed on January 6, 2017, will accelerate our growth in the food distribution segment as it increases the size and scope of our customer base and strengthens our fresh product offerings as well as value-added products, such as fresh-cut fruits and vegetables and prepared salads. With Caito’s Fresh Kitchen facility commencing production in the first half of fiscal 2017, we are optimistic about the opportunities to offer fresh protein-based foods and prepared meals to our customers. In our military segment, we are excited to be competitively awarded by DeCA in its new initiative to offer private brand products in its commissaries worldwide and will begin to roll out these products in the first half of fiscal 2017. We anticipate a steady ramp up of private brand products throughout 2017, but expect minimal financial benefit next year due to the anticipated costs to launch the program. While we expect the deflationary environment to continue through the first half of the year, we remain confident in our overall strategy and believe our focus on providing value and innovative solutions to our food distribution and retail customers will continue to serve our business well.”

For fiscal 2017, the Company expects to see growth in year-over-year sales in the food distribution segment, continued challenges with sales at DeCA impacting the military segment, and slightly negative to flat comparable retail store sales, which improve throughout the course of the year. The Company anticipates adjusted earnings per share from continuing operations(6) of approximately $2.26 to $2.35, excluding merger integration costs and other adjusted expenses and gains, compared to $2.19 in the prior year. The 2016 results were positively impacted by $0.03 per diluted share due to the holiday shift, which benefited sales and shifted holiday pay out of fiscal 2016 and into fiscal 2017. The Company anticipates that reported earnings from continuing operations will be in the range of approximately $2.10 to $2.19 per diluted share, compared to $1.52 in the prior year. The guidance reflects Caito and BRT having combined sales of approximately $550 million and being accretive to fiscal 2017 earnings, with minimal contributions from the Fresh Kitchen as that operation ramps up during 2017. In the military segment, the Company also expects limited contributions from the DeCA private brand program in the second half of the year as the program is rolled out. Additionally, the Company expects deflation to eventually subside in the second half of the year, and as a result, does not expect a similar deflation-related LIFO benefit of $0.07 per diluted share in the fourth quarter of fiscal 2017. The Company also anticipates benefits from efficiency initiatives to be realized in the second half of the year.

For the first quarter of fiscal 2017, the Company anticipates earnings to be flat to slightly below the prior year due to the timing of New Year’s Day, which as previously mentioned will negatively impact first quarter sales and profits, the timing of the recognition of health care funding costs, unseasonably warm weather, and the seasonality of the Caito business, which is stronger in the summer months.

The Company expects capital expenditures for fiscal year 2017 to be in the range of $70.0 million to $72.0 million, with depreciation and amortization of approximately $79.0 million to $81.0 million, and total interest expense of approximately $25.0 million to $27.0 million.

(1) A reconciliation of operating earnings to adjusted operating earnings, a non-GAAP measure, is provided below.

(2) A reconciliation of earnings from continuing operations to adjusted earnings from continuing operations, a non-GAAP measure, is provided below.

(3) A reconciliation of net earnings to Adjusted EBITDA, a non-GAAP measure, is provided below.

(4) A reconciliation of operating earnings to adjusted operating earnings by segment, a non-GAAP measure, is provided below.

(5) A reconciliation of long-term debt and capital lease obligations to total net long-term debt and capital lease obligations, a non-GAAP measure, is provided below.

(6) A reconciliation of projected earnings per share from continuing operations to adjusted earnings per share from continuing operations, a non-GAAP measure, is provided below.

Conference Call

A telephone conference call to discuss the Company’s fourth quarter of fiscal 2016 financial results is scheduled for 9:00 a.m. Eastern Time, Thursday, February 23, 2017. A live webcast of this conference call will be available on the Company’s website, www.spartannash.com/webcasts. Simply click on “For Investors” and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately ten days.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to independent grocery retailers, national accounts, its corporate owned retail stores, and U.S. military commissaries. SpartanNash serves customer locations in 47 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain and Egypt. SpartanNash currently operates 155 supermarkets, primarily under the banners of Family Fare Supermarkets, VG’s Food and Pharmacy, D&W Fresh Market, Sun Mart, and Family Fresh Market. Through its MDV military division, SpartanNash is the leading distributor of grocery products to military commissaries in the United States.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "outlook," "pipeline," "optimistic," "committed," "anticipates," "continue," "expects," "look forward," "guidance," "opportunities," "position," "focus, " or "plan" or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these and other risks is contained in SpartanNash’s most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended			52 Weeks Ended
	December 31,	January 2,		December 31,		January 2,
	2016	2016		2016		2016
Net sales	$1,828,183	$1,768,025		$7,734,600		$7,651,973
Cost of sales	1,568,926	1,509,680		6,623,106		6,536,291
Gross profit	259,257	258,345		1,111,494		1,115,682

Operating expenses
Selling, general and administrative	223,513	223,120		963,652		975,572
Merger integration and acquisition	2,722	1,181		6,959		8,433
Restructuring charges and asset impairment	8,402	1,040		32,116		8,802
Total operating expenses	234,637	225,341		1,002,727		992,807

Operating earnings	24,620	33,004		108,767		122,875

Other (income) and expenses
Interest expense	4,404	5,193		19,082		21,820
Loss on debt extinguishment	247	1,171		247		1,171
Other, net	(109)	(173)		(525)		(375)
Total other expenses, net	4,542	6,191		18,804		22,616

Earnings before income taxes and discontinued operations	20,078	26,813		89,963		100,259
Income taxes	7,272	9,649		32,907		37,093
Earnings from continuing operations	12,806	17,164		57,056		63,166

Earnings (loss) from discontinued operations, net of taxes	40	(435)		(228)		(456)
Net earnings	$12,846	$16,729		$56,828		$62,710

Basic earnings per share:
Earnings from continuing operations	$0.34	$0.46		$1.52		$1.68
Loss from discontinued operations	—	(0.02)	*	—	*	(0.01)
Net earnings	$0.34	$0.44		$1.52		$1.67

Diluted earnings per share:
Earnings from continuing operations	$0.34	$0.46		$1.52		$1.67
Loss from discontinued operations	—	(0.02)	*	(0.01)		(0.01)
Net earnings	$0.34	$0.44		$1.51		$1.66

Weighted average shares outstanding:
Basic	37,497	37,596		37,483		37,612
Diluted	37,591	37,656		37,556		37,718

*Includes rounding

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	January 2,
	2016	2016
Assets
Current assets
Cash and cash equivalents	$24,351	$22,719
Accounts and notes receivable, net	291,568	317,183
Inventories, net	539,857	521,164
Prepaid expenses and other current assets	37,187	22,521
Property and equipment held for sale	521	—
Total current assets	893,484	883,587

Property and equipment, net	559,722	583,698
Goodwill	322,686	322,902
Other assets, net	154,444	127,076

Total assets	$1,930,336	$1,917,263

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$372,432	$353,688
Accrued payroll and benefits	75,333	71,973
Other accrued expenses	40,788	42,660
Current maturities of long-term debt and capital lease obligations	17,424	19,003
Total current liabilities	505,977	487,324

Long-term liabilities
Deferred income taxes	123,243	116,600
Postretirement benefits	16,266	16,008
Other long-term liabilities	45,768	38,759
Long-term debt and capital lease obligations	413,675	467,793
Total long-term liabilities	598,952	639,160

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 37,539 and 37,600 shares outstanding	521,984	521,698
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive loss	(11,437)	(11,447)
Retained earnings	314,860	280,528
Total shareholders’ equity	825,407	790,779

Total liabilities and shareholders’ equity	$1,930,336	$1,917,263

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	52 Weeks Ended
	December 31,	January 2,
	2016	2016
Cash flow activities
Net cash provided by operating activities	$154,524	$219,489
Net cash used in investing activities	(68,227)	(95,300)
Net cash used in financing activities	(83,927)	(107,696)
Net cash used in discontinued operations	(738)	(217)
Net increase in cash and cash equivalents	1,632	16,276
Cash and cash equivalents at beginning of period	22,719	6,443
Cash and cash equivalents at end of period	$24,351	$22,719

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(In thousands)

(Unaudited)

	12 Weeks Ended				52 Weeks Ended
	December 31, 2016		January 2, 2016		December 31, 2016		January 2, 2016
Food Distribution Segment:
Net sales	$838,577	45.9%	$773,666	43.8%	$3,454,541	44.7%	$3,305,094	43.2%
Operating earnings	$21,053		$22,646		$85,093		$78,841
Military Segment:
Net sales	510,446	27.9%	504,749	28.5%	2,197,014	28.4%	2,207,161	28.8%
Operating earnings	3,368		3,568		12,160		17,059
Retail Segment:
Net sales	479,160	26.2%	489,610	27.7%	2,083,045	26.9%	2,139,718	28.0%
Operating earnings	199		6,790		11,514		26,975
Total:
Net sales	$1,828,183	100.0%	$1,768,025	100.0%	$7,734,600	100.0%	$7,651,973	100.0%
Operating earnings	$24,620		$33,004		$108,767		$122,875

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	December 31,	January 2,	December 31,	January 2,
	2016	2016	2016	2016
Net earnings	$12,846	$16,729	$56,828	$62,710
(Earnings) loss from discontinued operations, net of tax	(40)	435	228	456
Income taxes	7,272	9,649	32,907	37,093
Other expenses, net	4,542	6,191	18,804	22,616
Operating earnings	24,620	33,004	108,767	122,875
Adjustments:
LIFO benefit	(4,049)	(4,396)	(1,919)	(1,201)
Depreciation and amortization	18,315	18,374	77,246	83,334
Merger integration and acquisition expenses	2,723	1,181	6,959	8,433
Restructuring charges and asset impairment	8,402	1,040	32,116	8,802
Fees and expenses related to tax planning strategies	—	—	—	569
Stock-based compensation	926	770	7,936	7,240
Other non-cash gains	(151)	(121)	(148)	(530)
Adjusted EBITDA	$50,786	$49,852	$230,957	$229,522
Reconciliation of operating earnings to adjusted EBITDA by segment:
Food Distribution:
Operating earnings	$21,053	$22,646	$85,093	$78,841
Adjustments:
LIFO benefit	(2,069)	(3,209)	(1,128)	(1,634)
Depreciation and amortization	5,258	5,291	21,397	26,127
Merger integration and acquisition expenses	2,503	678	3,703	2,037
Restructuring charges (gains) and asset impairment	319	21	5,068	(216)
Fees and expenses related to tax planning strategies	—	—	—	282
Stock-based compensation	401	345	3,491	3,337
Other non-cash charges (gains)	15	(115)	152	49
Adjusted EBITDA	$27,480	$25,657	$117,776	$108,823
Military:
Operating earnings	$3,368	$3,568	$12,160	$17,059
Adjustments:
LIFO (benefit) expense	(1,009)	(512)	(331)	108
Depreciation and amortization	2,634	2,700	11,484	12,081
Merger integration and acquisition expenses	—	—	1	—
Restructuring (gains) charges and asset impairment	(232)	64	(473)	1,048
Fees and expenses related to tax planning strategies	—	—	—	75
Stock-based compensation	169	139	1,347	1,137
Other non-cash (gains) charges	(1)	31	261	235
Adjusted EBITDA	$4,929	$5,990	$24,449	$31,743
Retail:
Operating earnings	$199	$6,790	$11,514	$26,975
Adjustments:
LIFO (benefit) expense	(971)	(675)	(460)	325
Depreciation and amortization	10,423	10,383	44,365	45,126
Merger integration and acquisition expenses	220	503	3,255	6,396
Restructuring charges and asset impairment	8,315	955	27,521	7,970
Fees and expenses related to tax planning strategies	—	—	—	212
Stock-based compensation	356	286	3,098	2,766
Other non-cash gains	(165)	(37)	(561)	(814)
Adjusted EBITDA	$18,377	$18,205	$88,732	$88,956

Notes: Adjusted EBITDA is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including deferred (stock) compensation, the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted EBITDA provides a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted EBITDA as an additional way to measure operating performance on an ongoing basis. Adjusted EBITDA is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted EBITDA and adjusted EBITDA by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted EBITDA format.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	December 31,	January 2,	December 31,	January 2,
	2016	2016	2016	2016
Operating earnings	$24,620	$33,004	$108,767	$122,875
Adjustments:
Merger integration and acquisition expenses	2,723	1,181	6,959	8,433
Restructuring charges and asset impairment	8,402	1,040	32,116	8,802
Fees and expenses related to tax planning strategies	—	—	—	569
Severance associated with cost reduction initiatives	19	178	859	549
Adjusted operating earnings	$35,764	$35,403	$148,701	$141,228
Reconciliation of operating earnings to adjusted operating earnings by segment:
Food Distribution:
Operating earnings	$21,053	$22,646	$85,093	$78,841
Adjustments:
Merger integration and acquisition expenses	2,503	678	3,703	2,037
Restructuring charges (gains) and asset impairment	319	21	5,068	(216)
Fees and expenses related to tax planning strategies	—	—	—	282
Severance associated with cost reduction initiatives	11	34	229	150
Adjusted operating earnings	$23,886	$23,379	$94,093	$81,094
Military:
Operating earnings	$3,368	$3,568	$12,160	$17,059
Adjustments:
Merger integration and acquisition expenses	—	—	1	—
Restructuring (gains) charges and asset impairment	(232)	64	(473)	1,048
Fees and expenses related to tax planning strategies	—	—	—	75
Severance associated with cost reduction initiatives	3	30	245	125
Adjusted operating earnings	$3,139	$3,662	$11,933	$18,307
Retail:
Operating earnings	$199	$6,790	$11,514	$26,975
Adjustments:
Merger integration and acquisition expenses	220	503	3,255	6,396
Restructuring charges and asset impairment	8,315	955	27,521	7,970
Fees and expenses related to tax planning strategies	—	—	—	212
Severance associated with cost reduction initiatives	5	114	385	274
Adjusted operating earnings	$8,739	$8,362	$42,675	$41,827

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted operating earnings provide a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted operating earnings as an additional way to measure operating performance on an ongoing basis. Adjusted operating earnings is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted operating earnings and adjusted operating earnings by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted operating earnings format.

Adjusted operating earnings is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for operating earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Earnings from Continuing Operations to

Adjusted Earnings from Continuing Operations

(A Non-GAAP Financial Measure)

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended
	December 31, 2016		January 2, 2016
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Earnings from continuing operations	$12,806	$0.34	$17,164	$0.46
Adjustments:
Merger integration and acquisition expenses	2,723		1,181
Restructuring charges and asset impairment	8,402		1,040
Severance associated with cost reduction initiatives	19		178
Loss on debt extinguishment	247		1,171
Total adjustments	11,391		3,570
Income tax effect on adjustments (a)	(4,200)		(1,170)
Total adjustments, net of taxes	7,191	0.19	2,400	0.06
Adjusted earnings from continuing operations	$19,997	$0.53	$19,564	$0.52

	52 Weeks Ended
	December 31, 2016		January 2, 2016
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Earnings from continuing operations	$57,056	$1.52	$63,166	$1.67
Adjustments:
Merger integration and acquisition expenses	6,959		8,433
Restructuring charges and asset impairment	32,116		8,802
Fees and expenses related to tax planning strategies	—		569
Severance associated with cost reduction initiatives	859		549
Loss on debt extinguishment	247		1,171
Total adjustments	40,181		19,524
Tax planning strategies	—		(730)
Income tax effect on adjustments (a)	(15,071)		(7,374)
Total adjustments, net of taxes	25,110	0.67	11,420	0.31	*
Adjusted earnings from continuing operations	$82,166	$2.19	$74,586	$1.98

* Includes rounding

(a)	The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations is a non-GAAP operating financial measure that the Company defines as earnings from continuing operations plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted earnings from continuing operations provide a meaningful representation of its operating performance for the Company. The Company considers adjusted earnings from continuing operations as an additional way to measure operating performance on an ongoing basis. Adjusted earnings from continuing operations is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted earnings from continuing operations is a performance measure that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted earnings from continuing operations format.

Adjusted earnings from continuing operations is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Capital Lease Obligations to Total Net Long-Term Debt and Capital

Lease Obligations

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	December 31,	January 2,
	2016	2016
Current maturities of long-term debt and capital lease obligations	$17,424	$19,003
Long-term debt and capital lease obligations	413,675	467,793
Total debt	431,099	486,796
Cash and cash equivalents	(24,351)	(22,719)
Total net long-term debt	$406,748	$464,077

Notes: Total net debt is a non-GAAP financial measure that is defined as long term debt and capital lease obligations plus current maturities of long-term debt and capital lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long term debt obligations that are not covered by available cash and temporary investments. Total net debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 6: Reconciliation of Projected Earnings per Diluted Share from Continuing Operations to

Projected Adjusted Earnings per Diluted Share from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ending December 31, 2017
	Low	High
Earnings from continuing operations	$2.10	$2.19
Adjustments, net of taxes:
Merger integration and acquisition	0.10	0.10
Restructuring and asset impairment	0.06	0.06
Adjusted earnings from continuing operations	$2.26	$2.35